Exhibit 3.2 SECOND AMENDED AND RESTATED BYLAWS OF CELSIUS HOLDINGS, INC. (A NEVADA CORPORATION)

Exhibit 3.2 INDEX ARTICLE ONE OFFICES Section 1. Principal Office………………………………………………………………1 Section 2. Other Offices…………………………………………………………………1 ARTICLE TWO MEETINGS OF STOCKHOLDERS Section 1. Place………………………………………………………………………….1 Section 2. Time of Annual Meeting……………………………………………………..1 Section 3. Call of Special Meetings……………………………………………………..1 Section 4. Conduct of Meetings…………………………………………………………2 Section 5. Notice and Waiver of Notice…………………………………………………2 Section 6. Advance Notice of Business and Nominations for Annual and Special Meeting…………………………………………...4 Section 7. Quorum………………………………………………………………………11 Section 8. Voting Rights Per Share…………………………………………………….. 11 Section 9. Voting of Shares……………………………………………………………...11 Section 10. Proxies……………………………………………………………………....12 Section 11. No Action Without A Meeting……………………………………………....12 Section 12. Fixing Record date…………………………………………………………..13 Section 13. Inspectors and Judges………………………………………………………..13 ARTICLE THREE DIRECTORS………………………………………………………………...13 Section 1. Powers………………………………………………………………………...13 Section 2. Number; Term; Qualification…………………………………………………13 Section 3. Election………………………………………………………………………..14 Section 4. Resignation; Vacancies; Removal……………………………………………..14 Section 5. Place of Meetings…………………………………………………………….15

Exhibit 3.2 Section 6. Annual Meetings……………………………………………………………….15 Section 7. Regular Meetings………………………………………………………………15 Section 8. Special Meetings and Notice…………………………………………………...15 Section 9. Quorum and Required Vote…………………………………………………....16 Section 10. Action Without Meeting………………………………………………………16 Section 11. Meetings By Conference Telephone or Electronic Communication………….16 Section 12. Committees…………………………………………………………………...16 Section 13. Compensation of Directors…………………………………………………...17 ARTICLE FOUR OFFICERS……………………………………………………………………..17 Section 1. Positions………………………………………………………………………..17 Section 2. Election of Specified Officers by Board……………………………………….17 Section 3. Election or Appointment of Other Officers…………………………………….17 Section 4. Compensation…………………………………………………………………..17 Section 5. Term; Resignation; Removal; Vacancies……………………………………….18 Section 6. Chair of the Boar……………………………………………………………….18 Section 7. Chief Executive Officer………………………………………………………...18 Section 8. President………………………………………………………………………..19 Section 9. Vice Presidents…………………………………………………………………19 Section 10. Secretary………………………………………………………………………19 Section 11. Chief Financial Officer………………………………………………………..19 Section 12. Treasurer………………………………………………………………………19 Section 13. Other Officers; Employees and Agents……………………………………….20 ARTICLE FIVE CERTIFICATES FOR SHARES…………………………………………………20 Section 1. Issue of Certificates…………………………………………………………….20 Section 2. Legends for Preferences and Restrictions on Transfer………………………....20 Section 3. Facsimile Signatures…………………………………………………………....20

Exhibit 3.2 Section 4. Lost Certificates………………………………………………………………….21 Section 5. Transfer of Shares………………………………………………………………..21 Section 6. Registered Stockholders………………………………………………………....21 ARTICLE SIX GENERAL PROVISIONS………………………………………………………….21 Section 1. Dividends………………………………………………………………………...21 Section 2. Reserves………………………………………………………………………….21 Section 3. Checks……………………………………………………………………………21 Section 4. Fiscal Year………………………………………………………………………..22 Section 5. Seal……………………………………………………………………………….22 Section 6. Gender……………………………………………………………………………22 Section 7. Section Headings…………………………………………………………………22 Section 8. Inconsistent Provisions…………………………………………………………...22 Section 9. Severability……………………………………………………………………….22 ARTICLE SEVEN AMENDMENT OF BYLAWS………………………………………………….22 ARTICLE EIGHT EXCLUSIVE FORM…………………………………………………………….22 Section 1. Internal Actions…………………………………………………………………...22 Section 2. Securities Act Claims……………………………………………………………..23 Section 3. Notice and Consent……………………………………………………………….23 ARTICLE NINE INDEMNIFICATION……………………………………………………………...23 Section 1. Indemnification in Actions by Third Parties……………………………………...23 Section 2. Indemnification in Actions by or on Behalf of the Corporation………………….23 Section 3. Mandatory Indemnification……………………………………………………….24 Section 4. Advancement of Expenses………………………………………………………..24 Section 5. Non-Exclusivity of Indemnification Rights………………………………………24

Exhibit 3.2 1 AMENDED AND RESTATED BYLAWS OF CELSIUS HOLDINGS, INC. ARTICLE ONE OFFICES Section 1. Principal Office. The principal office of Celsius Holdings, Inc., a Nevada corporation (the “Corporation”), shall be located at such place determined by the Board of Directors of the Corporation (the “Board of Directors”) from time to time in accordance with applicable law. Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require. ARTICLE TWO MEETINGS OF STOCKHOLDERS Section 1. Place. All annual meetings of stockholders shall be held at such place, within or without the State of Nevada, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Nevada, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication, including, without limitation, electronic communications, videoconferencing, teleconferencing or other available technology, as provided under Title 7, Chapter 78 of Nevada Revised Statutes (as amended from time to time, the “NRS”). Section 2. Time of Annual Meeting. Annual meetings of stockholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided, that there shall be an annual meeting held every calendar year at which the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. Section 3. Call of Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes at any time by the Chair of the Board or the President or by the Board of Directors. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. A special meeting of stockholders called by the Board of Directors, the Chair of the Board or the President may be postponed, rescheduled or cancelled by the Board of Directors at any time before the scheduled commencement of the meeting.

Exhibit 3.2 2 Section 4. Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. The Chair of the Board (or in the Chair of the Board’s absence, the President, or in the President’s absence, such other designee of the Board of Directors) shall preside at the annual and special meetings of stockholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Second Amended and Restated Bylaws (as amended from time to time, the “Bylaws”). Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting; and (g) requiring that meeting attendees produce appropriate identification as a condition to admission to the meeting. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting, and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority to convene, recess or adjourn any meeting of stockholders, whether or not a quorum is present. Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail or other legally sufficient means, by or at the direction of the Chair of the Board, President, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. (a) Form of Notice. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address appearing on the stock transfer books of the Corporation, with postage thereon prepaid. If given by courier, such notice shall be deemed given at the earlier of when the notice is received

Exhibit 3.2 3 or left at such stockholder’s address. Subject to the limitations of Section 5(c) of this ARTICLE TWO, if given by electronic transmission, such notice shall be deemed to be delivered to a stockholder of the Corporation: (i) if given by facsimile telecommunication, when directed to a number as provided by such stockholder to the Corporation or its transfer agent or as otherwise consented to by such stockholder; (ii) if by electronic mail, when directed to such stockholder’s electronic mail address as provided by such stockholder to the Corporation or its transfer agent or as otherwise consented to by such stockholder; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iv) if by any other form of electronic transmission consented to by the stockholder, when directed to the stockholder. An affidavit of the Secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. (b) Waiver of Notice. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall constitute an effective waiver of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, and (b) lack of or defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented. (c) Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the NRS, the articles of incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”) or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by electronic mail complying with the NRS or other form of electronic transmission; provided, that receipt of notice by electronic mail or such other form of electronic transmission has been consented to by the stockholder of the Corporation to whom the notice is given. Any such consent is revocable by the stockholder by notice to the Corporation. Notice may not be given by electronic transmission from and after the time: (i) the stockholder is unable to receive by electronic transmission two consecutive notices given by the Corporation; and (ii) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the failure to discover such inability shall not invalidate any meeting or other action. For purposes of these Bylaws, the term “electronic transmission” has the meaning ascribed to it in NRS 75.050. Section 6. Advance Notice of Business and Nominations for Annual and Special Meetings

Exhibit 3.2 4 (a) Annual Meeting of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of the stockholders only as (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) brought by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) otherwise properly brought by any stockholder of the Corporation who (1) was a stockholder of record (I) at the time of giving of notice provided for in Section 6(a)(ii) of this ARTICLE TWO, (II) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and (III) at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 6(a)(ii) of this ARTICLE TWO. For the avoidance of doubt, the foregoing clause (C) of this Section 6(a) shall be the exclusive means for a stockholder to nominate for election or reelection to the Board of Directors any director or propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders. (i) In addition to any other applicable requirements, for any business or nominations to be properly brought before an annual meeting by a stockholder of record, the stockholder of record giving the notice (the “Noticing Stockholder”) must have given timely notice thereof in proper form and in writing to the Secretary and any such proposed business must be a proper matter for stockholder action. To be timely, a Noticing Stockholder’s notice for such business must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business (as such term is defined below) on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders nor later than the Close of Business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, such Noticing Stockholder’s notice to be timely must be so delivered no later than the later of (A) the Close of Business on the 10th day following the day the Public Announcement (as such term is defined below) of the date of the annual meeting is first made by the Corporation and (B) the Close of Business on the date which is 90 days prior to the date of the annual meeting. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything to the contrary contained in these Bylaws, if the person whom the Noticing Stockholder proposes to nominate for election or re-election as a director pursuant to the notice procedures set forth in these Bylaws becomes ineligible or unwilling to serve on the Board of Directors, the Noticing Stockholder may not, at the annual meeting for which its notice for nomination has previously been given, propose to nominate any substitute, successor or replacement nominee for election or re-election as a director, unless it gives a new timely notice pursuant to these Bylaws. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Notwithstanding anything in the second sentence of this Section 6(a)(i) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director proposed by the Board of Directors or specifying the size of the increased

Exhibit 3.2 5 Board of Directors at least 10 days before the last day a Noticing Stockholder may deliver a notice of nominations in accordance with such sentence, a Noticing Stockholder’s notice required by these Bylaws shall be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary not later than the Close of Business on the 10th day following the day on which such Public Announcement is first made by the Corporation. (ii) To be in proper form, a Noticing Stockholder’s notice to the Secretary (whether given pursuant to Section 6(a) or Section 6(b) of this ARTICLE TWO) must: (A) if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1) (a) a brief description of the business desired to be brought before the annual meeting and (b) the text, if any, of the proposal or business (including the text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment), (2) the reasons for conducting such business at the meeting and any material interest in such business of each Holder and any Stockholder Associated Person (as such terms are defined below), and (3) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (B) set forth, as to the Noticing Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (1) the name and address, as they appear on the Corporation’s books, of each Holder and the name and address of any Stockholder Associated Person, (2) (a) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by each Holder and any Stockholder Associated Person (provided that, for the purposes of this Section 6(a)(ii), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (b) any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly held or beneficially held by each Holder and any Stockholder Associated Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (c) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any security of the Corporation, (d) any Short Interest in any security of the Corporation held by each Holder and any Stockholder Associated Person presently or within the last 12 months in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any

Exhibit 3.2 6 profit derived from any decrease in the value of the subject security), (e) any agreement, arrangement or understanding (including any Derivative Instrument) between and among each Holder and/or any Stockholder Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (f) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (g) any rights to dividends on any security of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying security of the Corporation, (h) any proportionate interest in any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (i) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, (j) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person, and (k) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (sub-clauses (a) through (k) of this Section 6(a)(ii)(B)(2) shall be referred to as the “Stockholder Information”), (3) a representation by the Noticing Stockholder that such stockholder is the beneficial owner or stockholder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a beneficial owner or stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination or nominations, (5) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (6) the names and addresses of other stockholders (including beneficial owners) known by any of the Holder or Stockholder Associated Person to support such proposal or nomination or nominations, and to the extent known

Exhibit 3.2 7 the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (7) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice; (C) set forth, as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or reelection to the Board of Directors (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person (at present and for the past five years), (3) the Stockholder Information for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (4) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director for the entirety of the term of such director if elected), (5) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person, on the one hand, and such person and any member of the immediate family of such person, and such person’s respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder and/or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant; and (6) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 6(d) of this ARTICLE TWO. (iii) A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6(a) shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary no later than three Business Days after the later of the record date or the date a Public Announcement of the notice of the Record Date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven Business Days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation no later than seven Business Days prior to the date of the annual meeting or any

Exhibit 3.2 8 adjournment, recess, rescheduling or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date of the annual meeting or such adjournment, recess, rescheduling or postponement thereof) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act. (iv) The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may be reasonably requested by the Corporation, including, without limitation, such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (1) the eligibility of such proposed nominee to serve as a director of the Corporation, (2) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (3) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. (b) Special Meetings of Stockholder. In the event that a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors may be made at such special meeting (i) by a stockholder who submitted a request for a special meeting in the manner provided for Section 3 of this ARTICLE TWO, (ii) by or at the direction of the Board of Directors or any duly authorized committee thereof or (iii) by any stockholder other than any stockholder who submitted a request for a special meeting in accordance with Section 3 of this ARTICLE TWO that included the election of directors in the request who (A) is a stockholder of record (1) at the time of giving of notice provided for in this Section 6, (2) on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and (3) at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in Section 6(a) of this ARTICLE TWO, including delivering the stockholder’s notice required by Section 6(a) of this ARTICLE TWO with respect to any nomination to the Secretary not earlier than the Close of Business on the 120th day prior to such special meeting, nor later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the date on which Public Announcement is first made by the Corporation of the special meeting and of the nominees, if any, proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (c) General. (i) As applicable to nominees or business being proposed by one or more stockholders, only such persons who are nominated in accordance with the procedures set forth in this Section

Exhibit 3.2 9 6 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 6 (including whether the Holder, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s nominee or proposal in compliance with such Holder’s representation as required by Section 6(a)(ii)(B)(4) of ARTICLE TWO) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. The number of nominees a Noticing Stockholder may propose to nominate for election at a meeting of stockholders (or in the case of a Noticing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Noticing Stockholder may propose to nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. (ii) Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if the Noticing Stockholder (or a Qualified Representative (as such term is defined below) thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or propose business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. (iii) For purposes of this Section 6, delivery of any notice or materials by a stockholder as required under this Section 6 shall be made by both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation and (2) electronic mail to the Secretary at the principal executive offices of the Corporation or such other email address for the Secretary as may be specified in the Corporation’s proxy statement for the annual meeting of stockholders immediately preceding such delivery of notice or materials. (iv) Definitions. For purposes of these Bylaws, the term: (A) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder; (B) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder; (C) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Boca Raton, Florida or New York, New York are authorized or obligated by law or executive order to close;

Exhibit 3.2 10 (D) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day; (E) “Public Announcement” means any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (F) “Qualified Representative” of any stockholder means a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders; and (G) “Stockholder Associated Person” of any Holder means (1) any person acting in concert with such Holder, (2) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith and (3) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder. (v) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6; provided that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 6(a) or Section 6(b) of this ARTICLE TWO. Nothing in this Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement. (d) Submission of Questionnaire, Representation and Agreement. In addition to the other requirements of this Section 6, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 6) to the Secretary at the principal executive offices of the Corporation (A) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (B) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given

Exhibit 3.2 11 any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (4) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation. Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or applicable law, shares representing a majority of the votes pertaining to outstanding shares which are entitled to be cast on the matter by the voting group constitute a quorum of that voting group for action on that matter. If less than a quorum of shares is represented at a meeting, then the chair of the meeting may adjourn or postpone the meeting from time to time. After a quorum has been established at any stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Section 8. Voting Rights Per Share. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held on the record date, except to the extent that the voting rights of the shares of any class are expanded, limited or denied by or pursuant to the Articles of Incorporation or the NRS. Section 9. Voting of Shares. A stockholder may vote at any meeting of stockholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate stockholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate stockholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate stockholder, the chair of the board, the president, any vice president, the secretary and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an

Exhibit 3.2 12 assignee for the benefit of creditors may be voted by such person without the transfer thereof into such person’s name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, such person’s act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, then each faction is entitled to vote the share or shares in question proportionally. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum. Section 10. Proxies. Any stockholder of the Corporation, other person entitled to vote on behalf of a stockholder pursuant to law, or attorney-in-fact for such persons may vote the stockholder’s shares in person or by proxy. Any stockholder of the Corporation may appoint a proxy to vote or otherwise act for such person by signing an appointment form, either personally or by such person’s attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy shall be valid for up to six months from its creation, unless a longer period is expressly provided in the appointment form in compliance with applicable law. The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy authority under the appointment is exercised. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Section 11. No Action Without A Meeting. Subject to the rights of the holders of any class or series of preferred stock then outstanding, as may be set forth in the certificate of designations for such class or series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with these Bylaws, the Articles of Incorporation and the NRS and may not be taken by written consent of stockholders without a meeting. Section 12. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days, and, in case of a meeting of stockholders, not less than 10 days, before

Exhibit 3.2 13 the meeting or action requiring such determination of stockholders. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or the determination of stockholders entitled to receive payment of a dividend, the Close of Business on the next day preceding the day on which the first notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 12, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting. Section 13. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, who may be employees of the Corporation, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. ARTICLE THREE DIRECTORS Section 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised and done by the stockholders of the Corporation. Section 2. Number; Term; Qualification. The number of directors of the Corporation shall be nine, provided that the number of directors of the Corporation may be increased or decreased from time to time by resolution of the Board of Directors, subject to the requirements of the NRS. Directors shall be elected in the manner and hold office for a one-year term which shall terminate at the conclusion of the next annual meeting of the stockholders at which their successors shall be elected and qualified or until such director’s earlier resignation, retirement, disqualification, removal from office, death or incapacity. Notwithstanding any stated term, all directors shall continue in office until the election and qualification of their respective successors in office or the expiration of the term of the directorship held by the director. Directors must be natural persons

Exhibit 3.2 14 who are 18 years of age or older but need not be residents of the State of Nevada, stockholders of the Corporation or citizens of the United States. Section 3. Election. The manner by which directors will be elected at an annual meeting or other meeting of stockholders will be as follows, depending on whether the election is “contested” or “uncontested” (as such terms are defined below). In an uncontested election, directors shall be elected by a majority of the votes cast by holders of shares of the Corporation’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. In a contested election, directors shall be elected by a plurality of the votes cast by holders of shares of the Corporation’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. In an uncontested election, any director that does not receive an affirmative vote of the majority of the votes cast by holders of shares of the Corporation’s capital stock entitled to vote in the election of directors shall submit such person’s resignation to the Board of Directors. The Board of Directors is not legally obligated to accept such resignation and can take any factors and other information into consideration that it deems appropriate or relevant. An election of directors will be “contested” if, in connection with any annual meeting or other meeting of stockholders (i) the Secretary shall have received one or more notices that a stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 6 of ARTICLE TWO of these Bylaws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (ii) as of the date that is 14 days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter amended, revised or supplemented) with the Securities and Exchange Commission each such notice has not been formally and irrevocably withdrawn by the applicable stockholder. Any election of directors that is not contested shall be “uncontested.” Section 4. Resignation; Vacancies; Removal. Any director may resign at any time by giving written notice to the Board of Directors or the Chair of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In the event the notice of resignation specifies a later effective date, the Board of Directors may fill the pending vacancy (subject to the provisions of the Articles of Incorporation) before the effective date if they provide that the successor does not take office until the effective date. Any director may be removed, with or without cause, at any time, by action of the holders of record of two-thirds of the voting power of the issued and outstanding stock of the Corporation entitled to vote. Any newly created directorships and vacancies occurring in the Board of Directors by reason of death, incapacity, resignation, retirement, disqualification or removal, with or without cause, may be filled by the action of the Board of Directors even if less than a quorum. The director so chosen, whether filling an existing vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until such director’s successor has been elected and qualifies, or until such director sooner dies, resigns, retires, becomes incapacitated, or is disqualified or removed.

Exhibit 3.2 15 Section 5. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada. Section 6. Annual Meetings. Unless scheduled for another time by the Board of Directors, the first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders. Section 7. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Except as required by law, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered to the directors at their addresses appearing on the books of the Corporation by personal delivery, mail or other legally sufficient means. Subject to the provisions of the preceding sentence, notice to directors may also be given by electronic transmission. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice by electronic transmission shall be deemed to have been given when sent unless the sending party receives an automated notice of non-delivery. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, during or after the meeting, shall constitute an effective waiver of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Section 8. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the President or Chair of the Board and shall be called by the Secretary on the request of a majority of the directors. At least 24 hours’ prior written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director. Except as required by law, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered to the directors at their addresses appearing on the books of the Corporation by personal delivery, mail or other legally sufficient means. Subject to the provisions of the preceding sentence, notice to directors may also be given by electronic transmission. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice by electronic transmission shall be deemed to have been given when sent unless the sending party receives an automated notice of non-delivery. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, during or after the meeting, shall constitute an effective waiver of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Exhibit 3.2 16 Section 9. Quorum and Required Vote. A majority of the prescribed number of directors determined as provided in the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation. Whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the time of adjournment. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called. Section 10. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this Section 10 is effective when the last director signs the consent, including by electronic transmission, unless the consent specifies a different effective date. A consent signed under this Section 10 shall have the effect of a meeting vote and may be described as such in any document. Section 11. Meetings By Conference Telephone or Electronic Communication. Directors and committee members may participate in and hold a meeting by means of conference telephone or other electronic communication by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened. Section 12. Committees. The Board of Directors, by resolution adopted by a majority of the directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by applicable law. Each committee must have one or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this ARTICLE THREE, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee may be filled only by the Board of Directors at a regular or special meeting of the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, (i) the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business at a meeting of the committee unless the

Exhibit 3.2 17 committee shall consist of one or two members, in which event one member shall constitute a quorum and (ii) all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. In the absence of a quorum, a majority of the directors present may adjourn the meeting of the committee to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned. Section 13. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Similarly, members of special or standing committees may be allowed compensation for attendance at committee meetings or a stated salary as a committee member and payment of expenses for attending committee meetings. Directors may receive such other compensation, including in the form of equity, as may be approved by the Board of Directors. ARTICLE FOUR OFFICERS Section 1. Positions. The officers of the Corporation shall include a President, a Secretary and a Treasurer, or the equivalent thereof. In addition, the officers may consist of a Chair of the Board, a Chief Executive Officer, one or more Vice Presidents (any one or more of whom may be given the additional designation of rank of Executive Vice President or Senior Vice President), and a Chief Financial Officer. Officers may also include persons designated as Chief of a particular business unit, division or function. Any two or more offices may be held by the same person. Officers need not be members of the Board of Directors; provided, that the Chair of the Board must be a member of the Board of Directors. Section 2. Election of Specified Officers by Board. The Board of Directors shall annually elect a Chair of the Board and each of the Corporation’s executive officers, including as required by Section 1 of this ARTICLE FOUR, which shall also include the determination of the Corporation’s “officers” within the meaning of Rule 16a-1(f) under the Exchange Act (or any successor rule), and such other officers as it deems appropriate. Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be appointed by the Chief Executive Officer or President; provided, that, for the elimination of doubt, neither the Chief Executive Officer nor President shall have the authority to appoint an “executive officer” or “officer” within the meaning of Rule 3b-7 and Rule 16a-1(f), respectively, under the Exchange Act or any other officer whose appointment would require disclosure under Item 5.02 of Form 8-K (or any successor item or form). Section 4. Compensation. The salaries, bonuses and other compensation of the Chair of the Board and all officers of the Corporation to be elected by the Board of Directors pursuant to Section 2 of this ARTICLE FOUR shall be fixed from time to time by the Board of Directors or pursuant to its

Exhibit 3.2 18 direction. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chief Executive Officer or President or his or her designees. Section 5. Term; Resignation; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, retirement, or removal. Any officer appointed by the Board of Directors may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent appointed by the Chief Executive Officer or President may be removed, with or without cause, at any time, by the Chief Executive Officer or President, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise that was previously filled by approval of the Board of Directors shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chief Executive Officer or President, by the Chief Executive Officer or President. Any officer of the Corporation may resign from such officer’s respective office or position by delivering written notice to the Chair of the Board, the Board of Directors, the Chief Executive Officer, or the President, and such resignation shall be effective upon receipt of such notice or at any later time specified therein, and the acceptance of such notice shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors, or the Chief Executive Officer or the President, as the case may be, may fill the pending vacancy before the effective date if the Board of Directors or the Chief Executive Officer or the President, provides that the successor does not take office until such effective date. Section 6. Chair of the Board and Lead Independent Director. The Chair of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chair of the Board shall also serve as the chair of any executive committee. If the offices of Chair of the Board and Chief Executive Officer are held by the same person, then the independent members of the Board of Directors shall annually elect, with a majority vote of the independent directors, an independent director to serve in a lead capacity. Such lead independent director shall have such authority as may be designated by the Board of Directors, and he or she may be removed or replaced from this position (but not as a director) at any time with or without cause by a majority vote of the independent members of the Board of Directors. For purposes of this Section 6, whether a director is “independent” shall be determined in accordance with the listing rules of the Nasdaq Stock Market or such other national securities exchange on which the Corporation’s common stock is then listed for trading. Section 7. Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer, in conjunction with the President, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chair of the Board or in the event the Board of Directors shall not have designated a Chair of the Board, the Chief Executive Officer shall preside at meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also serve as the vice-chair of any executive committee.

Exhibit 3.2 19 Section 8. President. Subject to the control of the Board of Directors, the President, in conjunction with the Chief Executive Officer, shall have general and active management of the business of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chair of the Board and the Chief Executive Officer or in the event the Board of Directors shall not have designated a Chair of the Board and a Chief Executive Officer shall not have been elected, the President shall preside at meetings of the stockholders and the Board of Directors. The President shall also serve as the vice-chair of any executive committee. Section 9. Vice Presidents. The Vice Presidents, or any designated Chief, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Chief Executive Officer, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board or the Chief Executive Officer shall prescribe or as the President may from time to time delegate. Chiefs shall be senior to Executive Vice Presidents, and Executive Vice Presidents shall be senior to Senior Vice Presidents, and Senior Vice Presidents shall be senior to all other Vice Presidents. Section 10. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall keep in safe custody the seal of the Corporation and, when authorized, affix the same to any instrument requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President. Section 11. Chief Financial Officer. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be prescribed by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President. Section 12. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chair of the Board and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all of such person’s transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, or the Chief Financial Officer. Section 13. Other Officers; Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to such person by the Board of Directors,

Exhibit 3.2 20 the officer so appointing such person or such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority. ARTICLE FIVE CERTIFICATES FOR SHARES Section 1. Issue of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall or may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the NRS. Notwithstanding the provision by the Board of Directors for uncertificated shares, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by or in the name of the Corporation by the Chair of the Board or a Vice Chair of the Board, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer, and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act, or not registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend: “THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.” Section 3. Facsimile Signatures. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before

Exhibit 3.2 21 such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of issue. Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its representatives, including, but not limited to, its transfer agent, with respect to the certificate alleged to have been lost or destroyed. Section 5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Section 6. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, vote as such owner and to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada. ARTICLE SIX GENERAL PROVISIONS Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, stock (including its own shares) or otherwise pursuant to law and subject to the provisions of the Articles of Incorporation. Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner. Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Exhibit 3.2 22 Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors. Section 5. Seal. The Board of Directors may adopt a seal by resolution of the Board of Directors. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders. Section 7. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein. Section 8. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the NRS or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. Section 9. Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. ARTICLE SEVEN AMENDMENT OF BYLAWS Except as otherwise set forth herein, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted at a duly called and held meeting of the stockholders, or, except as prohibited by a bylaw adopted by the stockholders, at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, or pursuant to an appropriate written consent adopted by the Board of Directors. ARTICLE EIGHT EXCLUSIVE FORUM Section 1. Internal Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of the State of Nevada, Clark County, Nevada (the “Court”), shall, to the fullest extent permitted by law, including the applicable laws or jurisdictional requirements of the United States, be the exclusive forum for any and all actions, suits and proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim (each, an “Action”), that are internal actions or concurrent jurisdiction actions (as

Exhibit 3.2 23 such terms are defined in Section 78.046 of the NRS, or any successor statute). In the event that the Court does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the exclusive forum for such Action. In the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the exclusive forum for such Action. For the avoidance of doubt, no Securities Act Action (as defined below) shall be subject to this Section 1, but shall instead be subject to Section 2 of this ARTICLE EIGHT. Section 2. Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States located in the State of Nevada, shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director or officer or other employee of the Corporation (a “Securities Act Action”). Section 3. Notice and Consent. Any person who, or entity that, purchases or otherwise acquires an interest in stock of the Corporation will be deemed (i) to have notice of, and agree to comply with, the provisions of this ARTICLE EIGHT, and (ii) to consent to the personal jurisdiction of the Court (or if the Court does not have jurisdiction, the federal district court for the District of Nevada) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this ARTICLE EIGHT. ARTICLE NINE INDEMNIFICATION Section 1. Indemnification in Actions by Third Parties. The Corporation shall, to the extent permitted by the NRS, indemnify any person who is or was a director or officer of the Corporation or is or was serving at the Corporation's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a manager of a limited liability company (each such person, an “Indemnitee”), against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”), other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, in a manner involving intentional misconduct, fraud, or a knowing violation of law, the Indemnitee's fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation, or (b) acted in good faith, on an informed basis, and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The Corporation shall not be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person unless, and then only to the extent, the commencement of such proceeding (or part thereof) by the person was authorized by the Board of Directors. Section 2. Indemnification in Actions by or on Behalf of the Corporation. The Corporation shall, to the extent permitted by the NRS, indemnify any Indemnitee against expenses, including

Exhibit 3.2 24 attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed Proceeding by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, in a manner involving intentional misconduct, fraud, or a knowing violation of law, the Indemnitee's fiduciary duties as a director or officer to act in good faith, on an informed basis and with a view to the interests of the Corporation, or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Section 3. Mandatory Indemnification. The Corporation shall, to the extent permitted by the NRS, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 1 and 2 of this ARTICLE NINE, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense. Section 4. Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any Proceeding in advance of the final disposition of such Proceeding upon receipt by the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay the amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Indemnitee is not entitled to be indemnified for such expenses. The Corporation shall not be required to reimburse or advance expenses incurred by a person in connection with a proceeding (or part thereof) commenced by such person unless, and then only to the extent that, the commencement of such proceeding (or part thereof) by the person was authorized by the Board of Directors. Section 5. Non-Exclusivity of Indemnification Rights. The rights of indemnification set out in this ARTICLE NINE shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, these Bylaws, any agreement with the Corporation, any action taken by the disinterested directors or stockholders of the Corporation, or otherwise. The indemnification provided under this ARTICLE NINE shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.